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                                                                   Exhibit 99(a)


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 11-K

(Mark One)
[ X ]        ANNUAL REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (Fee Required) For the Fiscal Year Ended November 30, 1995

                                      OR

             TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required) For the transition period from _______ to _______

Commission File Number 1-768

                    CATERPILLAR FOREIGN SERVICE EMPLOYEES'
                              STOCK PURCHASE PLAN
                           (Full title of the Plan)

                               CATERPILLAR INC.
                    (Name of issuer of the securities held
                             pursuant to the Plan)

                  100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
                   (Address of principal executive offices)

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                             REQUIRED INFORMATION

Item 1.

Financial Statements for this Plan are not enclosed since the requirements to file such financial statements were deemed inapplicable in accordance with the letter from the Securities and Exchange Commission dated January 26, 1973.

Item 2.

(See response to Item 1).

Item 3.

(See response to Item 1).

Item 4.

Not Applicable.